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                             EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1993 Stock Plan (Nos. 33-75390, 33-87420 and 333-44097) and the Employee Stock Purchase Plan (Nos. 33-75392 and 333-18519), and in the related Prospectuses, of Neurobiological Technologies, Inc. of our report dated August 12, 1998, with respect to the financial statements of Neurobiological Technologies, Inc. included in this annual report (Form 10-KSB) for the year ended June 30, 1998.



San Francisco, California
September 28, 1998


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